SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [ X ]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary proxy statement
[   ]  Confidential, for use of the Commission only (as permitted by
        Rule 14a-6(e)(2)
[ X ]  Definitive proxy statement
[   ]  Definitive additional materials
[   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TRION, INC.
           (Name of Registrant as Specified in Its Charter)

                             TRION, INC.
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transactions applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total Fee Paid:
[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing party:
       (4) Date filed:


                           TRION, INC.


TRION, INC.             Notice of Annual Meeting
                        of Shareholders
                        and Proxy Statement
                        Tuesday, April 20, 1999
                        10:00 A.M. (Local Time)
                        Dennis A. Wicker Civic Center
                        1801 Nash Street
                        Sanford, North Carolina
              _____________________________________

                        Table of Contents
                                                              Page
Notice of Annual Meeting of Shareholders . . . . . . . . . . . .2
Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . .3
Shares Entitled to Vote. . . . . . . . . . . . . . . . . . . . .3
Election of Directors. . . . . . . . . . . . . . . . . . . . . .4
Security Ownership . . . . . . . . . . . . . . . . . . . . . . .7
Section 16(a) Beneficial Ownership Reporting Compliance. . . . .8
Executive Compensation . . . . . . . . . . . . . . . . . . . . .8
Corporate Performance. . . . . . . . . . . . . . . . . . . . . 16
Proposal to Amend the Trion, Inc. 1995 Non-Employee
   Director Stock Plan to Increase the Number of Shares
   Which May be Issued Thereunder. . . . . . . . . . . . . . . 17
Independent Auditors . . . . . . . . . . . . . . . . . . . . . 18
Shareholder Proposals for 2000 Annual Meeting. . . . . . . . . 18
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . 18

              _____________________________________

                           TRION, INC.
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 20, 1999

The Annual Meeting of Shareholders of Trion, Inc. will be held at the Dennis A. Wicker Civic Center, 1801 Nash Street, Sanford,
North Carolina, on Tuesday, April 20, 1999, at 10:00 A.M. (local time), for the following purposes:

     (1) To elect three directors to serve for a term of three years.

     (2) To consider and vote upon a proposal to amend the Company's 1995 Non-Employee Director Stock Plan to increase the number of shares which may be issued thereunder.

     (3) To transact any and all other business which may properly come before the meeting or any adjournment or adjournments thereof.

A Proxy Statement containing information for shareholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 is enclosed herewith.

Shareholders who do not expect to attend the meeting and desire to have their stock voted at the meeting are requested to sign the enclosed Proxy and return the same in the enclosed envelope, which requires no postage if mailed in the United States.



                              By Order of the Board of Directors,

March 26, 1999                          C. J. Monsma
Sanford, North Carolina                     Secretary

                           TRION, INC.
                        101 McNeill Road
                          P.O. Box 760
               Sanford, North Carolina 27331-0760

                        PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Trion, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 20, 1999, beginning at 10:00 A.M. (local time) (the "Annual Meeting"), at the Dennis A. Wicker Civic Center, 1801 Nash Street, Sanford, North Carolina, and at any and all adjournments thereof.

The only business which the Company intends to present, or knows that others will present, at the Annual Meeting is the business specified in the accompanying Notice of the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, such matters will be considered and acted upon and the persons named in the Proxies being solicited will vote such Proxies in accordance with their best judgment on such matters.

This Proxy Statement and the accompanying Notice and form of Proxy is being mailed to shareholders on or about March 26, 1999.

                     SHARES ENTITLED TO VOTE

Shareholders of record at the close of business on March 1, 1999, will be entitled to vote at the Annual Meeting. As of March 1, 1999 there were outstanding 7,149,247 shares of the Company's common stock, par value $0.50 per share (the "Common Stock"). Shareholders are entitled to one vote per share of Common Stock and, in the election of directors, have cumulative voting rights; that is, each shareholder (or his proxies) is entitled to as many votes as his shares represent times the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees as he (or his proxies) sees fit. The persons named in the Proxies will allocate the cumulated votes represented by the Proxies in the manner they deem proper in their best judgment. A shareholder voting by signing and returning the Proxy may not specify a manner of allocation on the Proxy, but must be present at the Annual Meeting and vote by ballot or specify a manner of allocation in a proxy given to another person in order to have his votes allocated in a particular manner.

The Company has a confidential voting By-law which provides that, at the shareholder's election, an individual shareholder's votes on a proxy card will not be disclosed to the Company other than in specified situations. The Company's proxy cards will be collected and tabulated by the judge of election for the Annual Meeting, First Union National Bank. The tabulator will forward comments written on the proxy cards to the Company for management's information, but if a shareholder checked the box on the proxy card to elect confidential voting, that individual shareholder's vote will not be communicated to the Company's management except in specified situations.

In the election of directors, the three candidates who receive the highest number of votes actually cast will be elected. If your Proxy is specifically marked as withholding authority to vote for one or more of the director nominees listed on the Proxy, your shares will not be voted for the election of the nominee(s) as to whom you have withheld authority to vote, and will be voted for the election of the other listed nominee(s), if applicable. Such votes withheld will not have the effect of a "negative" vote with respect to the election of directors.

The proposal to approve additional shares available for the 1995 Non-Employee Director Stock Plan (the "Stock Plan") will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Any other proposal coming before the Annual Meeting generally will be approved and authorized if it receives the affirmative vote of a majority of the votes actually cast by shareholders entitled to vote on the proposal. If your proxy is specifically marked as abstaining from voting on the Stock Plan, your shares will be counted as having voted against such plan. An abstention from voting as to any other proposal will not be counted as having been voted for or against that particular proposal. In accordance with Pennsylvania law, votes withheld from director nominees or abstentions with respect to any other matter will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Brokers, banks and other nominee holders of Common Stock will be requested to obtain voting instructions of beneficial owners of such Common Stock registered in the nominee holders' names. All shares represented by a duly completed Proxy submitted by a nominee holder on behalf of beneficial owners will be counted for purposes of determining whether a quorum exists at the Annual Meeting, whether or not such shares are actually voted by the nominee holder with respect to all matters presented at the Annual Meeting. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares. Such shares will be voted to the extent instructed by the nominee holder, and if such nominee holder fails to vote a beneficial owner's shares for a particular matter, such shares will not have the effect of a "negative" vote with respect to such matter.

                     ELECTION OF DIRECTORS

The By-laws of the Company provide that directors are to be elected in three classes. At the Annual Meeting in each year, the shareholders elect for a term of three years a successor or successors to the director or directors whose term or terms expire in such year. At the Annual Meeting, the shareholders will elect a class of three directors for a term expiring in 2002.

It is intended that the Proxies will be voted for the election of the nominees listed below. James E. Heins, F. Trent Hill, Jr., and Steven L. Schneider are currently serving as directors in the
class to be elected at the Annual Meeting.   If a nominee is
unable to serve for any reason not presently known, a substitute will be nominated by the Board of Directors and the Proxies will be voted for such substitute.

The following table lists information concerning the nominees for election as directors and the continuing directors of the Company, including the number of shares of Common Stock beneficially owned, directly or indirectly, by each as of March 1, 1999. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares, and hold less than 1% of the class.

     Name and                    Director  Shares of Common Stock  Percent of
Principal Occupation(1)     Age   Since     Beneficially Owned(2)  Class(2)(3)
----------------------      ---  --------  ----------------------  ----------
(a)  Nominees for director for terms to expire in 2002:

James E. Heins (***)        68     1981            15,333                --
   Independent consultant-
   communications,
   Pinehurst, NC  (4)

F. Trent Hill, Jr. (*)      46     1996            22,763                --
   Chief Financial Officer,
   Sonoco Products Company,
   manufacturer of packaging
   products,
   Hartsville, SC  (5)

Steven L. Schneider (**)    55     1993           220,415(6)            3.04%
   President and Chief
   Executive Officer,
   Trion, Inc.,
   Sanford, NC

(b)  Continuing directors whose terms expire in 2000:

Grant R. Meyers (*)         56     1976            242,263              3.39%
   Partner, Target Sales
   manufacturers' repre-
   sentative organization,
   Davie, FL  (7)

Samuel J. Wornom III(*)(**) 56     1982           109,776(8)           1.53%
   President, Nouveau
   Properties, Inc.,
   Sanford, NC (9)

(c)  Continuing directors whose terms expire in 2001:

Hugh E. Carr (*)(**)        66     1968         440,849                6.17%
   Former Chairman and
   Chief Executive Officer,
   Trion, Inc.
   Sanford, NC  (10)

Joseph W. Deering (***)     58     1995            10,584                --
   Chairman, Trion, Inc. and
   President, PMI
   Food Equipment Group
   (a division of Premark
   International, Inc.),
   manufacturer of commercial
   food service products,
   Troy, OH

     Name and                    Director  Shares of Common Stock  Percent of
Principal Occupation(1)     Age   Since     Beneficially Owned(2)  Class(2)(3)
-----------------------     ---  --------  ----------------------  -----------

(c)  Continuing directors whose terms expire in 2001: (cont.)

Seddon Goode, Jr. (**)(***) 67     1979            84,575              1.18%
   President, University
   Research Park, a 501(c)(6)
   corporation - real estate
   developers,
   Charlotte, NC (11)

(*)   Member of audit committee
(**)  Member of nominating committee
(***) Member of compensation committee

(1) There are no family relationships between any executive officers, directors or persons nominated to become a director, except that Messrs. Meyers and Carr are brothers-in-law. Except as otherwise indicated, each director and nominee has held the principal occupation listed for five years or more.

(2) These figures include shares owned by the immediate families (i.e., wives, minor children and relatives sharing the same home) of the respective persons. Shares of Common Stock also include any shares which each person has the right to acquire upon exercise of options which are exercisable within sixty days of March 1, 1999.

(3) With respect to holdings of Common Stock, these percentages assume the exercise of options exercisable within sixty days of March 1, 1999 owned by the respective persons, but no other exercise, for each calculation.

(4)  Mr. Heins is a director of BB&T Financial Corporation.

(5) Prior to assuming his current position in 1995, Mr. Hill was Vice President-Finance in 1994 and Vice President-Industrial
Products Division, N.A. from 1990 through 1994 for Sonoco
Products Company.

(6) Includes 102,546 shares which Mr. Schneider has the right to acquire within sixty days of March 1, 1999 upon the exercise of stock options. Also includes 14,869 shares of Common Stock owned by the Trion Charitable Foundation with respect to which Mr. Schneider shares the voting and investment power as one of three co-trustees, but as to which he has no economic interest.

(7) Mr. Meyers is also Vice President of Island Trader Inc., a retail store in Key Largo, FL.

(8) Includes 35,000 shares which Mr. Wornom has the right to acquire upon the exercise of stock options.

(9) Mr. Wornom is also a director of Capital Bank and of Carolina Pottery.

(10) Mr. Carr is a director of the Sanford branch of Wachovia Bank of North Carolina. Wachovia is the Company's principal banking affiliation. The amount of shares of Common Stock listed as being beneficially owned by Mr. Carr includes 245,086 shares of

Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

(11) Mr. Goode is a director of Riscorp, Inc.

The Company has standing audit, compensation and nominating committees. During 1998 the Board of Directors met twenty one times; the audit committee met twice; the compensation committee met once; and the nominating committee met once. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served. The functions of the audit committee consist primarily of selecting the Company's independent auditors and reviewing their independence; approving the scope of annual or special audit activities and reviewing audit results; monitoring financial reporting and accounting practices; and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the compensation committee are to make recommendations to the Board on all matters of policy and procedures relating to compensation of executive management; to conduct an annual review of the performance of the Company's executives and make recommendations to the Board regarding the level and form of compensation to be awarded each executive, including the granting of stock options; and to make reports and recommend actions to the Board concerning compensation plans, including an annual Management Incentive Plan. The functions of the nominating committee consist of making recommendations to the Board concerning its size, the composition of its classes and candidates for election as directors, including consideration of individuals recommended by shareholders for election as a director. Any such recommendations, together with the individual's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company for presentation to the nominating committee.

Under current arrangements, during 1998, and if proposal two is approved by the shareholders then also for the 1999 year, the Chairman of the Board is paid an annual retainer of 3,000 shares of Common Stock and all other non-employee directors are paid an annual retainer of 1,500 shares of Common Stock. In addition, all non-employee directors receive a fee of $600 for participation in each meeting of the Board of Directors and each committee meeting. Each director has $50,000 in life insurance coverage and $200,000 in travel and accident coverage through the Company's group plans.

                         SECURITY OWNERSHIP

Information concerning beneficial ownership of Common Stock by individual directors and nominees, including S. L. Schneider, who is also named in the Summary Compensation Table below, is set forth under "Election of Directors." The following table sets forth the number of shares of Common Stock beneficially owned by the other executive officers named in the Summary Compensation Table and by the directors, nominees and executive officers of the Company as a group (fifteen persons) on March 1, 1999:

        Name             Shares Beneficially Owned (1)    Percent of Class (1)
----------------------   -----------------------------    -------------------
D. M. Schlegel                     28,644                        --
B. H. Boender                      19,398                        --
C. J. Monsma                       48,003                        --
C. A. Haynes                       16,640                        --
Directors and executive         1,286,773                      17.41%
  officers as a group
-------------------------

(1) Includes shares which were deemed outstanding because the individuals had the right to acquire them upon exercise of options which are exercisable within sixty days of March 1, 1999 as follows: Mr. Schlegel, 28,644; Mr. Boender, 14,398; Mr. Monsma, 26,503; Mr. Haynes, 15,825; and the group, 240,190.

The only person known to the Company to be the beneficial owner of more than 5% of the Common Stock on March 1, 1999 is Hugh E. Carr, whose address is 1508 Von Cannon Circle, Sanford, North Carolina 27330. Information as to Mr. Carr's beneficial ownership is set forth above under "Election of Directors."

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities and to provide copies of such reports to the Company. To the Company's knowledge insiders of the Company complied with all such filing requirements for 1998.

                     EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning the compensation during 1998 of the President and Chief Executive Officer of the Company and the other four most highly paid executive officers of the Company in 1998:


                   SUMMARY COMPENSATION TABLE

                                Annual Compensation
                            ---------------------------
                                               Other
Name and                                       Annual
Principal            Year    Salary   Bonus Compensation
Position                       ($)     ($)      ($)

S. L. Schneider       1998  214,000  14,980     N/A
President and Chief   1997  205,500 119,796     N/A
Executive Officer(2)  1996  197,600  27,960     N/A

D. M. Schlegel        1998  180,000       0   18,146 (3)
Vice President        1997  173,053  90,853     N/A
President-Envirco (4) 1996  166,397  35,051     N/A

B. H. Boender         1998  110,600  17,077     N/A
Vice President/Sales  1997  106,250  60,818     N/A
Marketing             1996  102,360  18,044     N/A

C. J. Monsma          1998  113,400   6,827     N/A
Vice President and    1997  108,576  44,460     N/A
Chief Financial       1996  104,200  13,806     N/A
Officer (6)

C. A. Haynes          1998  105,000   8,134     N/A
Vice President        1997   98,282  34,474     N/A
Engineering           1996   94,050  12,609     N/A

                                   Long Term Compensation
                            -----------------------------------
                                   Awards              Payouts
                            ----------------------    ---------
                            Restricted  Securities
Name and                       Stock    Underlying      LTIP
Principal            Year     Awards(s)   Options      Payouts
Position                        ($)          (#)         ($)

S. L. Schneider       1998       N/A       11,000        N/A
President and Chief   1997       N/A        7,080        N/A
Executive Officer(2)  1996       N/A        9,912        N/A

D. M. Schlegel        1998       N/A        5,500        N/A
Vice President        1997       N/A        3,540        N/A
President-Envirco (4) 1996     20,000 (5)   4,511        N/A

B. H. Boender         1998       N/A        5,500        N/A
Vice President/Sales  1997       N/A        3,540        N/A
Marketing             1996       N/A        5,280        N/A

C. J. Monsma          1998       N/A        5,500        N/A
Vice President and    1997       N/A        3,540        N/A
Chief Financial       1996       N/A        5,008        N/A
Officer (6)

C. A. Haynes          1998       N/A        5,500        N/A
Vice President        1997       N/A        3,540        N/A
Engineering           1996       N/A        4,511        N/A

                                 All
Name and                        Other
Principal            Year   Compensation
Position                        ($)(1)

S. L. Schneider       1998     20,606
President and Chief   1997     18,461
Executive Officer(2)  1996     16,195

D. M. Schlegel        1998     54,319
Vice President        1997     52,163
President-Envirco (4) 1996     52,080

B. H. Boender         1998     12,181
Vice President/Sales  1997     10,121
Marketing             1996      8,896

C. J. Monsma          1998     12,237
Vice President and    1997     10,028
Chief Financial       1996      9,065
Officer (6)

C. A. Haynes          1998      8,755
Vice President        1997      7,691
Engineering           1996      8,186
_____________

(1)  Represents the Company's contribution to the applicable
401(k) retirement plans for the accounts of the named executive officers. For Messieurs Schneider, Boender, Monsma and Haynes amounts credited under the Non-Qualified Retirement and Savings
Plan, which provides for an annual accrual equal to 7% of an eligible executives base salary plus interest thereon, is included. The amounts credited in 1998, 1997 and 1996, respectively, under the Non-Qualified Retirement and Savings Plan were as follows: Mr. Schneider - $17,877, $16,086 and $14,275; Mr. Boender - $9,840, $8,538 and $7,395; Mr. Monsma - $9,468,
$8,498 and $7,528; and Mr. Haynes - $8,755, $7,690 and $6,796.
In addition, in each of the years 1998, 1997 and 1996 Mr.
Schlegel received a non-compete payment of $50,000 related to an employment agreement entered into on August 1, 1995 in conjunction with the Company's acquisition of the Envirco
Corporation.

(2) Mr. Schneider is employed pursuant to an employment agreement described under the caption "Compensation Agreements."

(3) Represents Company paid fringe benefits and perquisites, including automobile expenses in the amount of $13,743, provided to Mr. Schlegel pursuant to an employment agreement described under the caption "Compensation Agreements."

(4) Mr. Schlegel is employed pursuant to an employment agreement described under the caption "Compensation Agreements."

(5) Mr. Schlegel was awarded non-qualified options to purchase the Company's Common Stock pursuant to an employment agreement described under the caption "Compensation Agreements."

(6) On May 19, 1998, Mr. Monsma entered into an agreement with the Company which provides compensation in the event of a change of control in the Company described under the caption
"Compensation Agreements."

The following table sets forth information concerning stock option grants during 1998 to the executive officers named in the Summary Compensation Table:

                     OPTION GRANTS IN 1998

                     Individual Grants (1)
-------------------------------------------------------------
                  Number of    % of Total
                 Securities     Options
                 Underlying    Granted to  Exercise
                   Options     Employees    or Base
                   Granted     in Fiscal     Price  Expiration
     Name            (#)       Year (2)     ($/Sh)     Date
     ----        ----------    ---------   -------  ----------
S. L. Schneider    11,000       11.40       5.3125   2/11/02
D. M. Schlegel      5,500        5.70       5.3125   2/11/02
B. H. Boender       5,500        5.70       5.3125   2/11/02
C. J. Monsma        5,500        5.70       5.3125   2/11/02
C. A. Haynes        5,500        5.70       5.3125   2/11/02

                   Potential Realizable
                 Value at Assumed Annual
                   Rates of Stock Price
                     Appreciation for
                        Option Term

     Name           5% ($)     10% ($)
     ----           ------     -------
S. L. Schneider     16,145     35,677
D. M. Schlegel       8,073     17,838
B. H. Boender        5,135     11,346
C. J. Monsma         5,135     11,346
C. A. Haynes         5,135     11,346
_____________

(1) All stock options reflected in the table were granted under the 1995 Option Plan and are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The options become exercisable ratably over three years from the first anniversary of the date of grant.

(2)  Based upon options to purchase 96,500 shares granted during 1998.

The following table sets forth information concerning the options exercised during 1998 and the unexercised options held at December 31, 1998 by the executive officers named in the Summary
Compensation Table:

             AGGREGATED OPTION EXERCISES IN 1998 AND
                   1998 YEAR END OPTION VALUES

                                      Number of Securities
                  Shares             Underlying Unexercised
                 Acquired   Value      Options at Fiscal
                    on     Realized       Year-End (#)
 Name           Exercise(#)  ($)    Exercisable Unexercisable
 ----           ---------- -------- ----------- -------------

S. L. Schneider         -        -      103,421        19,024
D. M. Schlegel          -        -       24,147         9,344
B. H. Boender           -        -       13,653         9,620
C. J. Monsma            -        -       21,820         9,530
C. A. Haynes            -        -       11,308         9,364

                    Value of Unexercised
                        In-the-Money
                      Options at Fiscal
                       Year-End ($)(1)
 Name            Exercisable Unexercisable
 ----            ----------- -------------

S. L. Schneider           0             0
D. M. Schlegel            0             0
B. H. Boender             0             0
C. J. Monsma              0             0
C. A. Haynes              0             0
_____________________

(1) The exercise price of all of the options listed above are in excess of or equal to the closing sales price of the Common Stock as reported on the NASDAQ National Market System on December 31,
1998 of $3.00 per share.

Pension Benefits

Prior to January 31, 1999, the Company maintained a noncontributory defined benefit retirement plan (the "Plan") for all domestic employees of the parent Company, Trion, Inc., who have completed one year of service with the Company and have reached the age of 21.

Historically, benefits under the Plan were calculated for participants on two separate bases. With respect to any years of service prior to January 1, 1982, benefits were based on the participant's average monthly earnings during the period from January 1, 1977 to December 31, 1981. With respect to years of service beginning January 1, 1982, through December 31, 1995, benefits for each participant were determined based on the individual's actual earnings, and the annual amounts as calculated were aggregated.

Beginning January 1, 1996, the Company amended the Plan to a cash balance basis. Under the terms of the conversion to a cash balance pension plan, benefits are based on hypothetical account balances. The benefit accrued by each participant prior to January 1, 1996 was converted into an actuarially equivalent cash balance amount. For 1997 and 1996, each participant accrued an additional benefit equal to 2.75% of eligible compensation and interest was credited on their hypothetical account balance at a rate fixed by the Board of Directors. The rate for both 1997 and 1996 was 6.5%. Eligible compensation for purposes of the Plan includes salary and bonus, as referenced in the Summary Compensation Table, subject to maximum annual compensation of $150,000 which is indexed for inflation. For 1998, the maximum annual pension payable under the Plan was $130,000.

The normal form of benefit payment was calculated as a straight life annuity with joint and survivor options available. With the conversion to a cash balance pension plan, lump sum distributions were also permitted.

On October 24, 1997, the Board of Directors approved a plan to freeze the Plan effective December 31, 1997 and terminate the Plan upon approval from the Internal Revenue Service. Approval was received on November 16, 1998. Effective January 31, 1999, the plan was terminated and all participants became fully vested and were either paid a lump sum distribution, provided an annuity, or rolled over their accumulated benefit balance. All Plan assets were distributed to Plan participants. Pursuant to this distribution the named executive officers received the following amounts on January 31, 1999: Mr. Schneider - $51,552; Mr. Boender - $23,377; Mr. Monsma - $13,784; and Mr. Haynes - $13,290.

Prior to the termination, the estimated annual benefit payable under the Plan at the normal retirement age of 65 to the named executive officers was: Mr. Schneider - $8,631; Mr. Boender - $5,505; Mr. Monsma - $3,595; and Mr. Haynes - $2,995. Mr.
Schlegel was an employee of the Company's subsidiary, Envirco Corporation which maintained only a defined contribution pension plan.

Compensation Agreements

On March 31, 1993 the Company and Steven L. Schneider entered into an employment agreement which was subsequently amended and restated on July 28, 1995 and again on May 20, 1998, as so amended and restated (the "Agreement"), providing for his employment as President and Chief Executive Officer for a five-year term commencing on May 24, 1993 (the "Commencement Date").
The Agreement will be automatically extended for an additional year on each anniversary date of the Commencement Date unless either party gives written notice of termination at least 90 days prior to an anniversary date. On May 24, 1998, the Agreement was automatically extended for an additional one year term. The
Agreement provides for a base salary of $214,000 per year, subject to review and adjustment by the Board of Directors or the Compensation Committee. The initial Agreement also provided for the grant of options to purchase an aggregate of 175,000 shares of the Common Stock described in more detail below. In the event of Mr. Schneider's death, disability or resignation or discharge by the Company other than a termination without cause or resignation with good reason (as described below), the Company will pay him all accrued obligations including his base salary through the date of termination, the amount of any accrued bonus and incentive, deferred or other cash compensation, and all accrued benefits under the Company's retirement, incentive and other benefit plans. In the event of a termination without cause or resignation with good reason, he is entitled to receive the product of three times the highest base salary during the term of the Agreement plus the full target award fixed for the then-current fiscal year; a pro rata incentive bonus equal to the full target award for the then-current fiscal year; an amount equal to the sum of (A) the maximum contributions that could have been made by the Company on Mr. Schneider's behalf to all defined contribution plans of the Company and (B) the present value of the benefits that Mr. Schneider could have accrued under all defined benefit plans of the Company, had Mr. Schneider continued to participate in such plans for a three year period following termination; and, for a period of two years, the Company shall arrange to provide insurance coverage generally provided for other Company executives or until such time as Mr. Schneider is provided with substantially equivalent benefits by another employer. For this purpose, a termination without cause or resignation with good reason includes a discharge by the Company without cause or a resignation by Mr. Schneider within one year after a substantial reduction of Mr. Schneider's compensation or duties, a relocation of Mr. Schneider's principal place of business to a location which is more than 50 miles from its current location, a substantial change in the duties and responsibilities of Mr. Schneider's current position, the giving of notice by the Company that it elects not to extend the Agreement or a failure by the Company to cause a successor to assume the Company's obligations under the Agreement. The
Agreement provides that the Company will indemnify Mr. Schneider to the fullest extent permitted by law against claims relating to his service as a director, officer or employee of the Company or any other enterprise for which he acts in such capacity at the Company's request.

On March 31, 1993 the Company and Mr. Schneider entered into a Stock Option Agreement pursuant to which the Company granted to Mr. Schneider nonstatutory stock options to purchase an aggregate of 175,000 shares of the Common Stock; consisting of 100,000 shares effective as of the Commencement Date at an exercise price of $2.50 per share (the "1993 Options") and 75,000 shares effective as of May 24, 1994 at an exercise price of $3.00 per share (the "1994 Options"). The fair market value of the Common Stock at the time of grant of the options was $3.75 per share. During 1995 and 1997 Mr. Schneider exercised all of the 1993 Options. The 1994 Options expire on the tenth anniversary of the Commencement Date.

On August 1, 1995 and in conjunction with the Company's acquisition of the Envirco Corporation, Mr. Schlegel and the Company and its subsidiary, the Envirco Corporation ("Envirco"), entered into an employment agreement providing for Mr. Schlegel's employment as President and Chief Executive of Envirco for a term continuing until August 1, 2000. The agreement provides for an annual base salary of $166,397 with increases at the sole discretion of the Board, based upon his performance and that of Envirco, participation in the Company's Management Incentive Plan, participation in the Company's Incentive Stock Option Plan, and participation in all other fringe benefit plans of Envirco. In addition, the agreement provided for a Stock Option Award Agreement by which Mr. Schlegel would be eligible for awards of options to purchase up to 20,000 shares of Common Stock, at a per share price fixed at five days prior to the award but in no event less than $6.00 per share, in each of the five years of the employment agreement based upon specific performance targets established for Envirco. Under this Stock Option Award Agreement, Mr. Schlegel was awarded 20,000 shares at an exercise price of $6.00 per share for Envirco's performance in 1995 and no awards were made for 1996, 1997 or 1998. In the event of death or disability, Mr. Schlegel will be paid all accrued wages, incentives and benefits to which he is entitled under the retirement, incentive and other benefit plans. In the event of Mr. Schlegel's termination without cause after the third anniversary of the employment agreement, Mr. Schlegel will continue to be paid his base salary then in effect for a period of the lesser of (i) twenty four months or (ii) the remaining employment term and which amount shall be reduced by the gross earnings he earned during the period such payments are payable. Additionally, the employment agreement calls for Mr. Schlegel to be paid five annual payments of $50,000, the first being made on August 1, 1995 and four subsequent payments to be made on August 1, 1996, 1997, 1998, and 1999, for the covenant not to compete included in the employment agreement. The covenant includes Mr. Schlegel's agreement to protect and not disclose confidential information.

On May 19, 1998 the Company and Calvin J. Monsma entered into a
Change in Control Agreement (the "Control Agreement") providing for certain severance payments being made to Mr. Monsma in the event of his termination without cause or resignation with good reason should there be a change in control of the Company. The term of the agreement is for three years and, in the event of a change in control of the Company, for two years from the date of the change in control. In the event of a termination without cause or resignation with good reason, he is entitled to receive the product of two times the sum of the highest base salary during the term of the agreement plus the full target award fixed for the then-current year; a pro rata incentive bonus equal to the full target award for the then-current fiscal year; an amount equal to the sum of (A) the maximum contribution that could have been made by the Company on Mr. Monsma's behalf to all defined contribution plans of the Company and (B) the present value of the benefits that Mr. Monsma could have accrued under all defined benefit plans of the Company, had Mr. Monsma continued to participate in such plans for a three year period following termination; and, for a period of two years, the Company shall arrange to provide Mr. Monsma, at the Company's cost, with insurance coverage providing substantially similar benefits to those which he was receiving immediately prior to the effective date until such time as Mr. Monsma is provided with substantially equivalent benefits by another employer. For this purpose, a termination without cause or resignation with good reason includes a discharge by the Company without cause or a resignation by Mr. Monsma within one year after a substantial reduction of Mr. Monsma's compensation or duties, a relocation of Mr. Monsma's principal place of business to a location which is more than 50 miles from its current location, a substantial change in the duties and responsibilities of Mr. Monsma's current position, the giving of notice by the Company that it elects not to extend the Control Agreement or a failure by the Company to cause a successor to assume the Company's obligations under the Control Agreement.

The Company and Charles A. Haynes are negotiating a Change in Control Agreement providing for the payment of certain severance benefits to Mr. Haynes in the event of his termination without cause should there be a change in control as to be defined in the agreement. The substantive terms of the agreement are expected to be as follows. In the event of a change in control of the Company, for one year from the date of the closing of the change in control, if Mr. Haynes is terminated without cause he would be entitled to receive an amount equal to the sum of the highest base salary during the term of the agreement plus the full target award fixed for the then-current year; a pro rata incentive bonus equal to the full target award for the then-current fiscal year; an amount equal to the sum of (A) the maximum contribution that could have been made by the Company on Mr. Haynes' behalf to all defined contribution plans of the Company and (B) the present value of the benefits that Mr. Haynes could have accrued under all defined benefit plans of the Company, had Mr. Haynes continued to participate in such plans for a one year period following termination; and, for a period of one year following the termination, the Company shall provide Mr. Haynes, at the Company's cost, insurance coverage providing substantially similar benefits to those which he was receiving immediately prior to the effective date until such time as Mr. Haynes is provided with substantially equivalent benefits by another employer. For this purpose, a termination without cause includes a discharge by the Company without cause, a substantial reduction of Mr. Haynes' compensation, or a relocation of Mr. Haynes' principal place of business to a location which is more than 50 miles from its current location.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors concerning compensation plans for the Company generally and the specific forms and levels of compensation for executive officers of the Company. The Compensation Committee, which is comprised of three members, each of whom is a non-employee director, makes the following report on executive compensation:

Compensation Philosophy

The executive compensation policies established by the Board of Directors are intended to provide compensation to the Company's executive officers at competitive levels in order to attract and retain qualified executive officers, to reward executive officers based on the Company's annual and long-term performance, and to thereby enhance shareholder value. The Compensation Committee views stock-based awards as an important means of linking compensation to corporate performance and providing executive officers with an added incentive to enhance shareholder value.

The Company will not be affected for the 1998 tax year by the limitation on deductibility of executive compensation imposed by
Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), and it is not presently anticipated that Section 162(m) will affect the Company's compensation deductions in future years. The Compensation Committee intends to review this issue periodically.

Elements of Executive Compensation

Compensation of the Company's executive officers currently consists of the following elements: base salary, cash payments under the Trion, Inc. Management Incentive Plan as adopted for a particular year (the "Management Incentive Plan"), and stock option awards, including awards under the 1995 Option Plan.

Base Salary. As to all executive officers other than the Chief Executive Officer, the Compensation Committee establishes base salaries primarily on the basis of the Chief Executive Officer's recommendations. The Chief Executive Officer's approach to determining recommended base salary for a new executive officer includes consideration of responsibilities of the position, the candidate's experience, skills and expertise, prior accomplishments, current compensation, competitive salary data including various national reports and surveys and cost of living comparisons of new location versus old location. In order to ensure that a new officer's base salary bears a reasonable relation to the base salaries paid to others, the compensation levels of existing executive officers are also considered. The primary factors influencing the Chief Executive Officer's annual recommended changes in base salaries for existing executive officers are his personal evaluation of individual performances for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure, competitive salary data including various national reports and surveys and the prior year's national percentage increase in the cost of living.

Management Incentive Plan. Each year a Management Incentive Plan is adopted by the Board of Directors to provide executive officers and key management employees with cash compensation commensurate with the level of attainment of certain performance goals. Target amounts payable under the Management Incentive
Plan to individual executives are determined at the discretion of the Board of Directors and amounts earned, if any, are paid annually early in the succeeding year. Target incentive amounts are earned if certain pre-established Company and individual performance goals are achieved. The structure and elements of each year's Management Incentive Plan historically have been similar from year to year. Company goals under the Management
Incentive Plan for 1998 were comprised of targeted amounts of net sales and operating income. Individual performance goals are established by the executive officer to whom the individual reports, after consultation with the individual. The target amounts which may be earned by individual executive officers if performance goals are achieved are set at a specified percentage of base salary. The target percentages for 1998 for executive officers other than the Chief Executive Officer ranged from 35% to 50% of base salary and were set by the Board of Directors based on the Chief Executive Officer's recommendations. The target percentage for the Chief Executive Officer was set at 50% for 1998 by the Board of Directors. Incentive compensation can be earned at levels below and above the targeted percentages of base salary, with the minimum and maximum amounts for 1998 being 0% and 150% of each individual's target percentage. Threshold and maximum Company performance criteria are established in addition to the target performance criteria, and actual percentages of base salary earned are determined by proration based on the level of achievement within the range between the threshold and maximum performance criteria. No payments are made if the threshold criteria are not met.

Options. The grant of stock options is intended to provide long-term performance-based compensation to executive officers of the Company. Options also are intended to provide executive officers with an additional incentive to increase and promote shareholder value. The Compensation Committee approved incentive stock option grants in 1998. Grants were based on a pool of shares determined by the number of participants, with established minimum and maximum numbers of shares if certain performance goals were attained. The specific number of shares granted to individuals was provided in the recommendation. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. The Board of Directors has generally granted incentive stock options within the meaning of
Section 422 of the Code, and all options granted in 1998 were incentive stock options. The Compensation Committee also from time to time recommends that the Board of Directors award, in its discretion, non-statutory stock options to executive officers, particularly where a one-time grant involving a significant number of shares is considered appropriate in connection with the recruitment of a new executive to the Company, such as the options granted to the Company's Chief Executive Officer in 1993 as described under the caption "Compensation Agreements."

Compensation of Chief Executive Officer

Mr. Schneider's Employment Agreement as currently in effect and related Stock Option Agreement are described under the caption
"Compensation Agreements."

As is the case for each of the Company's executive officers, Mr. Schneider's compensation currently includes three primary components: base salary, cash payments under the Management Incentive Plan and stock option awards. His target bonus under the 1998 Management Incentive Plan was 50% of base salary, to be based 80% on Company performance and 20% on his individual performance goals. Targeted Company performance goals established for 1998 at the end of 1997 were weighted 40% to net sales and 60% to operating income. The Company did not achieve the necessary corporate financial performance targets in 1998. Mr. Schneider achieved 70% of his individual performance goals. The resulting award to Mr. Schneider was 7.0% of base salary as incentive compensation under the 1998 Management Incentive Plan. The grant to Mr. Schneider in February 1998 of options to purchase 11,000 shares of Common Stock at an exercise price of $5.3125 per share was determined pursuant to the process described above under "Elements of Executive Compensation - Options".

                                     Joseph W. Deering, Chairman
                                     Seddon Goode, Jr.
                                     James E. Heins

                   CORPORATE PERFORMANCE

The following table represents a performance comparison of cumulative total returns on the Company's Common Stock compared to the NASDAQ Market (U.S. companies) and to NASDAQ Non-Financial
Stocks for the period of five years ended December 31, 1998.

The Company has chosen the latter index because it cannot reasonably identify a peer group or specific industry index for comparison purposes. Most of the Company's competitors are minor components of large enterprises or are privately held.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                          Performance Graph for
                                Trion, Inc.

Prepared by the Center for Research in Security Prices
Produced on 01/21/1999 including data to 12/31/1998

    Date     Company    Market   Market     Peer     Peer
              Index      Index    Count     Index   Count
12/31/1993   100.000    100.000    4376    100.000   3646
01/31/1994   125.000    103.035    4400    103.355   3664
02/28/1994   110.000    102.073    4439    102.286   3708
03/31/1994   127.500     95.797    4491     95.206   3759
04/29/1994   117.500     94.553    4520     93.019   3781
05/31/1994   117.500     94.785    4562     92.302   3819
06/30/1994   115.000     91.318    4576     87.794   3833
07/29/1994   102.500     93.193    4594     90.101   3848
08/31/1994   110.000     99.135    4612     96.245   3860
09/30/1994   110.000     98.881    4615     96.503   3864
10/31/1994   115.000    100.824    4637     99.314   3875
11/30/1994   107.500     97.479    4653     96.067   3896
12/30/1994    92.500     97.752    4658     96.164   3905
01/31/1995   100.000     98.310    4648     95.837   3910
02/28/1995   125.435    103.509    4650    100.776   3916
03/31/1995   121.672    106.578    4644    104.340   3917
04/28/1995   117.909    109.936    4655    108.087   3922
05/31/1995   120.827    112.772    4654    110.564   3929
06/30/1995   118.310    121.911    4671    120.652   3950
07/31/1995   110.758    130.873    4690    129.857   3963
08/31/1995   126.265    133.526    4713    131.561   3976
09/29/1995   126.265    136.596    4709    134.520   3977
10/31/1995   116.163    135.807    4747    133.144   4013
11/30/1995   103.962    138.996    4779    135.644   4043
12/29/1995   103.962    138.256    4819    134.033   4094
01/31/1996   106.497    138.936    4809    134.999   4099
02/29/1996   119.565    144.224    4839    140.986   4135
03/29/1996   137.372    144.699    4878    140.773   4182
04/30/1996   142.460    156.700    4923    154.414   4227
05/31/1996   173.452    163.896    4981    162.164   4277
06/28/1996   130.089    156.508    5034    153.173   4333
07/31/1996   122.437    142.551    5066    137.613   4362
08/30/1996   115.193    150.538    5090    145.320   4389
09/30/1996   115.193    162.052    5096    157.027   4407
10/31/1996   102.394    160.261    5138    154.162   4454
11/29/1996    92.564    170.168    5180    163.441   4499
12/31/1996    84.850    170.015    5176    162.838   4508
01/31/1997   123.419    182.098    5161    175.433   4498
02/28/1997   105.822    172.026    5170    163.112   4515
03/31/1997   105.822    160.793    5168    151.880   4527
04/30/1997    87.754    165.820    5155    156.928   4510
05/30/1997    95.900    184.612    5148    175.918   4510
06/30/1997    95.900    190.266    5132    179.998   4502
07/31/1997    85.532    210.349    5127    199.833   4503
08/29/1997    92.445    210.028    5116    199.545   4510
09/30/1997   105.465    222.440    5106    210.860   4500
10/31/1997   104.163    210.924    5115    198.091   4515
11/28/1997    86.317    211.979    5131    197.771   4536
12/31/1997   102.010    208.580    5082    191.045   4501
01/30/1998   106.588    215.158    5053    199.572   4468
02/27/1998   102.418    235.360    5032    220.040   4455
03/31/1998   126.053    244.052    4994    228.239   4422
04/30/1998   126.053    248.196    4973    232.301   4404
05/29/1998   118.577    234.573    4965    219.213   4395
06/30/1998   115.942    251.119    4943    235.998   4374
07/31/1998    94.862    248.467    4919    233.970   4348
08/31/1998   117.260    199.752    4881    186.809   4315
09/30/1998   102.767    227.341    4820    213.401   4261
10/30/1998    60.606    236.632    4736    222.165   4173
11/30/1998    63.241    259.943    4701    246.414   4135
12/31/1998    63.241    293.209    4651    279.821   4087





                              LEGEND

   CRSP Total Returns
    Index for:                12/1993 12/1994 12/1995 12/1996 12/1997 12/1998
   _________________          _______ _______ _______ _______ _______ _______
    Trion, Inc.                100.0    92.5   104.0    84.9   102.0    63.2
    Nasdaq Stock Market
      (US Companies)           100.0    97.8   138.3   170.0   208.6   293.2
    Nasdaq Non-Financial
      Stocks
    SIC 0100-3999,
    7000-9999 US & Foreign     100.0    96.2   134.0   162.8   191.0   279.8

                    PROPOSAL TO AMEND THE
     TRION, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

On December 10, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1995 Non-Employee Director Stock Plan (the "Director Stock Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 30,000 to 45,000 shares of Common Stock. The primary features of the Director Stock Plan are summarized below.

The purposes of the Director Stock Plan are to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to non-employee directors by giving them an increased proprietary interest in the Company, thereby more closely aligning their interests with those of the shareholders.

The Director Stock Plan became effective on April 18, 1995 and will remain effective until the close of business on April 18, 2000, unless this proposal is not approved by the shareholders or the Director Stock Plan is terminated earlier by the Board. The Director Stock Plan provides that each individual elected, reelected or continuing as a non-employee director as of each Annual Meeting date shall automatically receive an award (the "Annual Award") in an amount to be determined by the Board. Pursuant to that authority, during 1998 the Board fixed the amount of the annual award to be 3,000 shares of Common Stock to the Chairman of the Board and 1,500 shares of Common Stock for the other non-employee directors. The amount of the award will be unchanged for 1999. In accordance with this arrangement, each of Messieurs Carr, Goode, Heins, Hill, Meyers and Wornom will receive 1,500 shares of Common Stock and Mr. Deering will receive 3,000 shares of Common Stock on April 20, 1999 if this proposal is approved.

As of March 1, 1999, there were no shares of Common Stock available for future issuance under the Director Stock Plan. If this proposal is adopted, the number of shares available for issuance under the Director Stock Plan would increase by 15,000 shares of Common Stock. Such shares may be authorized and unissued shares, or issued shares which have been reacquired by the Company and held in treasury.

The Board shall administer the Director Stock Plan and may amend or terminate it; provided, however, that no amendment may be made without shareholder approval if such approval is required by Rule 16b-3 under the Exchange Act (unless the Board determines that such compliance is no longer desired) or under any other applicable law.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Director Stock Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Except as described below, a non-employee director who receives an award of shares of Common Stock will recognize ordinary income in an amount equal to the fair market value of such shares six months after the award date (assuming that such shares are held by the non-employee director for at least six months in order to avoid any short-swing profit liability under Section 16(b) of the Exchange Act). A non-employee director may elect under Section 83(b) of the Code to recognize ordinary income on the award date in an amount equal to the fair market value of the Common Stock on the award date. The Company will be entitled to take a corresponding tax deduction for the tax year in which the non-employee director recognizes ordinary income. If such an election is made, any appreciation in value of the Common Stock from the award date to the date a non-employee director disposes of such Common Stock will be taxed as capital gain, short-term or long term, depending on the length of time the Common Stock was held.

Board Recommendation

The Board of Directors recommends that the Company's shareholders vote "FOR" approval of the proposal to amend the Director Stock
Plan.

                     INDEPENDENT AUDITORS

The independent auditors selected by the Company for the current fiscal year and the fiscal year ended December 31, 1998, are Ernst & Young LLP, Raleigh, North Carolina, representatives of which will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions at that time.

         SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy statement for the 2000 annual meeting of shareholders is November 27, 1999. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2000 annual meeting of shareholders (but not required to be included in the proxy statement) by February 10, 2000, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by the Company may exercise discretionary voting authority with respect to such proposal.

                          OTHER MATTERS

The solicitation of Proxies is made on behalf of the Board of Directors of the Company and the cost thereof will be borne by the Company. In addition to soliciting Proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit Proxies by telephone, facsimile, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

All Proxies received pursuant to this solicitation will be voted as directed and, if no direction is given, will be voted FOR all nominees named herein and FOR the proposal to amend the 1995 Non-Employee Director Stock Plan. Such Proxies will be voted in the discretion of the Proxies on any other matter properly presented at the meeting. Shareholders who execute Proxies may revoke them by giving notice in writing to the Secretary of the Company at the principal executive office of the Company, which notice must be received before the Proxies are voted.

                             By Order of the Board of Directors,

March 26, 1999                             C. J. Monsma
                                             Secretary

                           [Proxy Card]


                           TRION, INC.

                  Annual Meeting of Shareholders

                  Dennis A. Wicker Civic Center
                         1801 Nash Street
                     Sanford, North Carolina

                          April 20, 1999
                            10:00 A.M.








                       FOLD AND DETACH HERE
-----------------------------------------------------------------
                           TRION, INC.
   This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Seddon Goode, Jr., and Calvin J. Monsma, and each of them, Proxies with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Trion, Inc. held of record by the undersigned at the close of business on March 1, 1999, at the Annual Meeting of Shareholders to be held on April 20, 1999, at 10:00 A.M. (local time) at the Dennis A. Wicker Civic Center, 1801 Nash Street, Sanford, North Carolina, and any adjournments thereof.

The Board of Directors recommends a vote "FOR" all nominees
identified in Proposal 1.
1.   ELECTION OF DIRECTORS
     [  ] FOR election as          [  ] WITHHOLD AUTHORITY
          Directors of the              to vote for all nominees
          following nominees
          identified in the
          Proxy Statement:
          James E. Heins,
          F. Trent Hill, Jr., and
          Steven L. Schneider

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided:
_________________________________________________________________

The Board of Directors recommends a vote "FOR" Proposal 2.
2.   Proposal to amend the Trion, Inc. 1995 Non-Employee Director
     Stock Plan to increase the number of shares which may be
     issued thereunder.
     [  ] FOR            [  ] AGAINST        [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                              (over)









                      FOLD AND DETACH HERE
-----------------------------------------------------------------


-----------------------------------------------------------------
[ ] The undersigned desires to elect voting confidentiality, to the extent applicable under the Trion, Inc. By-laws.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IDENTIFIED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                              Please sign exactly as name appears
                              to the left.  When shares are held
                              by joint tenants, both should sign.
                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.  If
                              a corporation, please sign in full
                              corporate name by President or
                              other authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              Dated: ______________________, 1999

                              Signature:_________________________

                              Signature:_________________________

                              PLEASE COMPLETE, SIGN, DATE AND
                              RETURN THIS PROXY CARD PROMPTLY
                              USING THE ENCLOSED ENVELOPE.

The Proposed amendment appears in brackets in Section 1.04.



                           TRION, INC.
              1995 NON-EMPLOYEE DIRECTOR STOCK PLAN


Article I.   General

     1.01 Purpose. The purposes of the 1995 Non-Employee Director Stock Plan (hereinafter referred to as the "Plan") are to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to Non-Employee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued successful performance and progress.

     1.02 Adoption and Term. The Plan has been approved by the Board effective as of January 16, 1995, but is subject to the approval of the Company's shareholders at the annual meeting of shareholders to be held in 1995. The Plan will be approved if at such meeting a quorum is present and a majority of the votes cast with respect to the Plan are cast in favor of its approval. The Plan shall terminate without further action at the close of business of April 18, 2000.

     1.03 Definitions. As used herein the following terms have the following meanings:

     (a) Affiliate means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f), respectively, of the Code.

     (b) Annual Award means the shares of Common Stock issued pursuant to the Plan in payment of the Annual retainer.

     (c) Annual Meeting Date means, as to any particular year, the date on which the annual meeting of the Company's shareholders is held.

     (d) Annual Retainer means, as to any particular year, the dollar amount of the retainer for such year payable to Non-Employee Directors as determined by the Board, excluding for this purpose any fees payable for attendance at meetings of the Board or of a committee of the Board.

     (e)  Board means the Board of Directors of the Company.

     (f) Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     (g) Common Stock means the $0.50 par value common stock of the Company.

     (h) Company means Trion, Inc., a Pennsylvania corporation, and any successor thereto.

     (i)  Director means a member of the Board.

     (j) Employee means any employee of the Company or an Affiliate.

     (k) Exchange Act means the Securities Exchange Act of 1934, as amended.

     (l) Fair Market Value means, on any date, the closing sale price of one share of Common Stock, as reported in the NASDAQ National Market System or any national securities exchange on which the Common Stock is then listed, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed on the NASDAQ National Market System or a national securities exchange, Fair Market Value shall be determined in good faith by the Board in its sole discretion.

     (m) Non-Employee Director means a Director who is not an Employee.

     (n)  Plan means this Trion, Inc. 1995 Non-Employee Director
Stock Plan, as it may hereafter be amended from time to time.

     (o) Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     1.04 Number of Shares. Subject to adjustment in accordance with Section 5.01, up to 30,000 [45,000] shares of Common Stock in the aggregate shall be available for Annual Awards under the Plan. Such shares may be authorized and unissued shares or shares which shall have been issued and subsequently reacquired by the Company.

Article II.    Administration

     2.01 The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to receive Annual Awards hereunder, the determination of the number of Annual Awards to be granted to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of Annual Awards to be exempt under Rule 16b-3 under the Exchange Act.

Article III.   Participation

     3.01 Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

Article IV.    Grant of Annual Awards

     4.01 Grant of Annual Awards.  As of each Annual Meeting
Date, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive an Annual Award of shares of Common Stock in an amount determined in accordance with
Section 4.02. Receipt of the Annual Award shall constitute complete and full satisfaction of any obligation of the Company to pay the Annual Retainer.

     4.02 Number of Shares. The number of shares of Common Stock covered by an Annual Award shall be equal to 100% of the Annual Retainer divided by the Fair Market Value of the Common Stock at the close of business on the eleventh day prior to the Annual Meeting Date. Any fraction of a share shall be rounded down to the next whole share so that no fractional shares of Common Stock are issued.

Article V.     Miscellaneous

     5.01 Adjustments to Reflect Capital Changes. The number and kind of shares available for Annual Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization of the Company with a similar substantive effect upon the Plan or the Annual Awards granted under the Plan.

     5.02 Termination and Amendment. The Board shall have the right and the power to terminate the Plan at any time. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for Annual Awards hereunder or make any other amendment which requires shareholder approval under Rule 16b-3 under the Exchange Act, unless the Board determines that such compliance is no longer desired, or under any other applicable law; and provided, further, that the Board shall not amend more than once every six months any provisions which may not be so amended in order for grants of Annual Awards to be exempt under Rule 16b-3 under the Exchange Act, other than amendments to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. For purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the shareholders of the Company if such amendment shall have been submitted for a vote by the shareholders at a duly called and constituted meeting of such shareholders at which a quorum is present and a majority of the votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

     5.03 Requirements of Law. The issuance of Common Stock pursuant to an Annual Award shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     5.04 No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

     5.05 Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provision of such laws, and shall be construed in accordance therewith.

     5.06 No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, or any other person in the interpretation of any of the terms of the Plan, any Annual Award granted under the Plan or any rule or procedure established by the Board.

     5.07 Compliance with Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3.
If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board. The Board is authorized to amend the Plan to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.